Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:
David J. Fallon
Chief Financial Officer
Franklin, Tennessee
615-771-3100

FOR IMMEDIATE RELEASE
WEDNESDAY, JUNE 15, 2016

CLARCOR REPORTS SECOND QUARTER
FINANCIAL RESULTS

Unaudited Second Quarter 2016 Highlights
(Amounts in millions, except per share data and percentages)

	Second Quarter Ended			Six Months Ended
	5/28/16	5/30/15	Change	5/28/2016	5/30/2015	Change
Net sales	$ 365.0	$ 399.8	-9%	$ 681.2	$ 750.9	-9%
Operating profit	53.8	58.9	-9%	85.7	98.1	-13%
Net earnings - CLC	53.4	38.5	39%	74.5	65.2	14%
Diluted EPS	$ 1.09	$ 0.76	43%	$ 1.52	$ 1.28	19%
Operating margin	14.7%	14.7%	0.0 pts	12.6%	13.1%	-0.5 pts

FRANKLIN, TN, Wednesday, June 15, 2016-CLARCOR Inc. (NYSE: CLC) reported that its second quarter diluted earnings per share were $1.09, a $0.33 increase from the second quarter of 2015. Higher diluted earnings per share were driven by a $0.37 per diluted share benefit from the patent litigation award received in the second quarter of 2016 offset by an approximate $0.02 reduction from upfront expenses for cost reduction initiatives incurred in the second quarter of 2016 and an approximate $0.02 reduction from the disposition of the packaging business, J.L. Clark, which was sold in June 2015. Excluding the impact of the litigation award, the upfront expenses for cost reduction initiatives, and the disposition of J.L. Clark, non-GAAP adjusted diluted earnings per share were $0.73 in the second quarter of 2016 and $0.74 in the second quarter of 2015, as reflected in the table on the next page.

To allow investors to better compare and evaluate our historical financial performance, we are also presenting non-GAAP adjusted financial results in the table following this paragraph. Non-GAAP adjusted financial results for the second quarter of 2016 exclude the $27.3 million patent litigation award received from 3M Company and $1.4 million of upfront expenses for cost reduction initiatives, primarily in our Industrial/Environmental Filtration segment. Non-GAAP adjusted financial results for the second quarter of 2015 exclude operational results for J.L. Clark. Please refer to pages 11 through 14 of this earnings release for reconciliations and additional information with respect to non-GAAP adjusted financial results for the second quarter and the first six months of 2015 and 2016.

Non-GAAP Adjusted Financial Results:

	Second Quarter Ended			Six Months Ended
	5/28/16	5/30/15	Change	5/28/2016	5/30/2015	Change
Adjusted net sales	$ 365.0	$ 380.0	-4%	$ 681.2	$ 715.3	-5%
Adjusted operating profit	55.2	57.2	-4%	87.9	95.9	-8%
Adjusted net earnings - CLC	36.1	37.4	-3%	57.8	63.9	-9%
Adjusted diluted EPS	$ 0.73	$ 0.74	-1%	$ 1.18	$ 1.25	-6%
Adjusted operating margin	15.1%	15.0%	0.1 pts	12.9%	13.4%	-0.5 pts

Chris Conway, CLARCOR’s Chairman, President and Chief Executive Officer, commented,
“Our second quarter diluted earnings per share increased $0.33 from the second quarter of 2015 primarily driven by the 3M patent litigation settlement award, and our second quarter non-GAAP adjusted diluted earnings per share and operating margin were consistent with last year’s second quarter despite continuing top-line pressures from the same challenging end-markets that negatively impacted net sales in the first quarter of 2016 and the second half of 2015--notably weak demand for heavy-duty, off-road fuel filtration products sold into the agricultural and construction equipment markets and lower capital vessel activity in the natural gas filtration market. In general, we believe we are seeing stabilization in the agricultural and construction equipment markets, but we continue to operate in an uncertain environment in our natural gas filtration business. On a consolidated basis, second quarter net sales declined 9% from last year’s second quarter including 5% pursuant to the J.L. Clark disposition, 3% due to organic sales declines primarily driven by challenges in the aforementioned end-markets and 1% due to lower average foreign currency exchange rates.

“The $7 million, or 4%, decline in net sales in our Engine/Mobile Filtration segment from last year’s second quarter was partially driven by lower average foreign currency exchange rates which negatively influenced net sales by $2 million, or 1%. The remaining $5 million reduction was primarily due to a decline in off-road, fuel filtration product sales to the agricultural and construction equipment markets. Consistent with our comments at the end of the first quarter, although demand visibility in our off-road fuel filtration markets remains challenging, we believe that sales momentum in these markets has somewhat stabilized from the end of last year. Sales of heavy-duty engine filtration products into our U.S. aftermarket declined approximately 3% from last year’s second quarter. This reduction was driven primarily by lower second quarter sales to a significant retail filtration customer obtained at the beginning of 2015 which contributed additional sales in last year’s second quarter as the result of an initial sales channel fill. Lower sales in the markets noted above compared to last year’s second quarter were partially offset by higher export sales and heavy-duty engine filtration sales in Europe.

“The $8 million, or 4%, net sales reduction in our Industrial/Environmental Filtration segment from last year’s second quarter was partially driven by lower average foreign currency exchange rates which negatively influenced net sales by $2 million, or 1%. The remaining $6 million reduction was primarily the result of lower natural gas and industrial air filtration sales, partially offset by higher HVAC and gas turbine filtration sales in addition to additional sales resulting from the TDC acquisition completed in the first quarter of 2016. Natural gas filtration sales declined approximately $13 million, or 19%, from last year’s second quarter as lower capital vessel sales were partially offset by an increase in aftermarket filtration sales. Almost 80% of the year-over-year decline in natural gas vessel sales was driven by activity in the U.S., where we benefited from natural gas shale extraction infrastructure projects in the second quarter of 2015. Sales of HVAC filtration products increased $6 million, or 20%, from last year’s second quarter primarily due to higher sales into the Middle East, and HVAC filtration sales to traditional commercial and industrial customers also increased 5% due to continued success in capturing market share. Net sales into our gas turbine filtration market increased $3 million, or 11%, from last year’s second quarter as aftermarket sales increased 22% while first-fit sales were relatively flat.

“Our second quarter operating margin remained relatively consistent with last year’s second quarter, as lower gross margin percentage was offset by lower selling and administrative expenses as a percentage of net sales. Lower gross margin percentage was primarily due to unfavorable product mix--including lower sales of higher margin heavy-duty, off-road fuel filtration products into the agricultural and construction equipment markets--and lower absorption of fixed manufacturing costs from lower net sales. Selling and administrative expenses declined approximately $7 million from the second quarter of 2015 including an estimated $3 million as the result of cost reduction initiatives, $2 million as the result of the J.L. Clark disposition and $4 million from lower stock compensation and other expenses, partially offset by $2 million additional expense related to growth initiatives including research & development and information technology. Upfront expense of $1.4 million for cost reduction initiatives incurred in the second quarter was primarily recorded in cost of sales and was related to the exit of an HVAC facility in the U.S. and severance and other employee termination benefit costs pursuant to reductions in force. We believe we are on track to realize in excess of $20 million of cost savings in cost of sales and selling and administrative expenses in the aggregate in 2016 as a result of implemented cost reduction initiatives, and we continue to evaluate other cost reduction initiatives--including potential facility consolidations--which we believe would likely favorably impact costs beginning in fiscal year 2017.”

2016 Guidance

We are maintaining our consolidated diluted earnings per share guidance between $2.60 and $2.80 and our consolidated net sales guidance between $1,375 million and $1,415 million. We are reducing our consolidated operating margin guidance range from 14.1% to 14.7% in our previous guidance to the range of 13.9% to 14.5%. Our 2016 diluted earnings per share guidance does not include costs that we may incur in 2016 related to any potential facility consolidations or any other restructuring or cost savings initiatives (including the $2.1 million in upfront expenses from cost reduction initiatives incurred in the first six months of 2016) or the $27.3 million patent litigation award received in the second quarter of 2016.

Our 2016 estimated net sales comparison and operating margin by reporting segment and on a consolidated basis (with underlying 2015 consolidated net sales adjusted to remove net sales from the J.L. Clark business and 2016 operating margin adjusted to exclude the expenses related to restructuring and cost savings initiatives similarly excluded from our diluted earnings per share guidance as on the previous page) are as follows:

	2016 Estimated Sales Decline	2016 Estimated Operating Margin

Engine/Mobile Filtration	-5.5% to -1.5%	18.0% to 18.6%
Industrial/Environmental Filtration	-3.8% to -1.8%	11.0% to 11.6%
CLARCOR	-4.5% to -1.5%	13.9% to 14.5%

Consolidated sales guidance for 2016 remains unchanged from our previous guidance. However, the composition of expected 2016 net sales between our two reporting segments has shifted from our previous guidance. We have increased our sales guidance for our Engine/Mobile Filtration segment by approximately $6 million, or 1.0%, at the mid-point primarily due to higher expectations for second half sales in several international markets. We have lowered our sales guidance for our Industrial/Environmental Filtration segment by approximately $6 million, or 0.8%, at the mid-point, primarily due to anticipated continued pressures in our natural gas filtration market and recent headwinds in some of our industrial liquid filtration markets, which we anticipate will be partially offset by improved sales expectations in our HVAC filtration markets. Due to the sales mix shift from higher margin natural gas and industrial liquid filtration markets to the lower margin HVAC filtration market, our expected full year operating margin for the Industrial/Environmental Filtration segment was lowered from our previous guidance at the mid-point by approximately 0.3 percentage points. Our expected full year operating margin guidance for the Engine/Mobile Filtration segment has remained unchanged.

Our 2016 earnings guidance includes approximately $7.0 million of net interest and other expense. We project 2016 cash from operations to be between $200 million and $220 million (excluding after-tax proceeds from the patent litigation award). We expect capital expenditures to be between $45 million and $55 million, our effective tax rate to be between 30.8% and 31.2%, and 49.0 million average diluted shares outstanding.

CLARCOR will be holding a conference call to discuss the second quarter 2016 results at 10:00 a.m. CT on June 16, 2016. Interested parties can listen to the conference call at www.clarcor.com or http://public.viavid.com/index.php?id=119057. A replay will be available on these websites and also at 877-870-5176 or 858-384-5517 by providing confirmation code 4164181. The replay will be available through June 30, 2016 by telephone and for 30 days on the internet.

CLARCOR is based in Franklin, Tennessee, and is a diversified marketer and manufacturer of mobile, industrial and environmental filtration products sold in domestic and international markets. Common shares of CLARCOR are traded on the New York Stock Exchange under the symbol CLC.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this press release other than statements of historical fact, are forward-looking statements. These statements may be identified from use of the words “may,” “should,” “could,” “potential,” “continue,” “plan,” “forecast,” “estimate,” “project,” “believe,” “intent,” “anticipate,” “expect,” “target,” “is likely,” “will,” or the negative of these terms, and similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, among other things: statements and assumptions relating to anticipated future performance and results of operations, including the anticipated 2016 performance of the Company and each of its segments, our projections with respect to 2016 sales comparisons and 2016 operating margin for the Company and each of its segments, our projections with respect to 2016 diluted earnings per share, our projections with respect to 2016 cash from operations (excluding after-tax proceeds from the patent litigation settlement), 2016 capital expenditures, 2016 effective tax rate, 2016 interest expense and 2016 average diluted shares outstanding; statements regarding potential additional costs we may incur related to any potential facility consolidations or other restructuring and cost reduction initiatives; statements regarding our belief that we are on track to realize in excess of $20.0 million of cost savings in cost of sales and selling and administrative expenses in the aggregate in fiscal 2016 as a result of implemented cost reduction initiatives; statements regarding our belief that other cost reduction initiatives, including potential facility consolidations, would likely favorably impact costs beginning in fiscal year 2017; statements regarding our belief that we are seeing stabilization in the agricultural and construction equipment markets; statements regarding our belief that we continue to operate in an uncertain environment in our natural gas filtration business; statements regarding our belief that, although demand visibility in our off-road fuel filtration markets remains challenging, sales momentum in these markets has somewhat stabilized from the end of last year; statements regarding anticipated continued pressures in our natural gas filtration market; statements regarding recent headwinds in some of our industrial liquid filtration markets, which we anticipate will be partially offset by improved sales expectations in our HVAC filtration markets; and any other statements or assumptions that are not historical facts. The Company believes that its expectations are based on reasonable assumptions. However, these forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the Company's actual results, performance or achievements, or industry results, to differ materially from the Company's expectations of future results, performance or achievements expressed or implied by these forward-looking statements. The Company's past results of operations do not necessarily indicate its future results. The Company’s future results may differ materially from the Company’s past results as a result of various risks and uncertainties, including, but not limited to, risks associated with global and national macroeconomic pressures, trends with respect to the health of the markets we serve including with respect to challenging market conditions in various markets in the Engine/Mobile Filtration segment and the Industrial/Environmental Filtration segment, our ability to execute upon long-term strategic growth initiatives, our ability to execute upon any potential facility consolidations or other cost reduction and/or restructuring initiatives (including that the costs associated with such initiatives may be greater than anticipated, that we may be unable to realize anticipated cost savings or other contemplated benefits in connection with such initiatives, and that such initiatives may have an adverse impact on our performance), customer concentration issues in certain geographic locations and in respect of certain of our businesses, our ability to integrate the businesses we have acquired, currency fluctuations, particularly increases or decreases in the U.S. dollar against other currencies, commodity price increases and/or limited availability of raw materials and component products, including steel, compliance costs associated with environmental laws and regulations, political factors, our international operations, highly competitive markets, governmental laws and regulations, potential information systems interruptions and intrusions, potential global events resulting in instability and unpredictability in the world’s markets, including financial bailouts of sovereign nations, political changes, military and terrorist activities, health outbreaks and other factors, changes in accounting standards or adoption of new accounting standards, adverse effects of natural disasters, legal challenges with respect to intellectual property, product liability exposure, changes in tax rates or exposure to additional income tax liabilities, potential labor disruptions, the risks discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year 2015 filed on January 22, 2016, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date of this press release. Except as otherwise required by applicable laws, the Company undertakes no obligation to publicly update or revise any forward-looking or other statements included in this press release, whether as a result of new information, future events, changed circumstances or any other reason.

TABLES FOLLOW

CLARCOR INC. 2016 UNAUDITED SECOND QUARTER RESULTS
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Dollars in thousands, except share data)

	Three Months Ended		Six Months Ended
	May 28, 2016	May 30, 2015	May 28, 2016	May 30, 2015
Net sales	$364,968	$399,799	$681,240	$750,922
Cost of sales	243,107	266,189	458,478	504,337

Gross profit	121,861	133,610	222,762	246,585

Selling and administrative expenses	68,077	74,667	137,019	148,449

Operating profit	53,784	58,943	85,743	98,136

Other income (expense):
Interest expense	(1,869)	(1,556)	(3,981)	(2,627)
Interest income	130	90	259	231
Other, net	26,934	(422)	27,448	(538)
	25,195	(1,888)	23,726	(2,934)

Earnings before income taxes	78,979	57,055	109,469	95,202

Provision for income taxes	25,608	18,482	34,908	29,892

Net earnings	53,371	38,573	74,561	65,310

Net earnings attributable to noncontrolling interests, net of tax	(17)	(76)	(44)	(104)

Net earnings attributable to CLARCOR Inc.	$53,354	$38,497	$74,517	$65,206

Net earnings per share attributable to CLARCOR Inc. - Basic	$1.10	$0.77	$1.53	$1.30
Net earnings per share attributable to CLARCOR Inc. - Diluted	$1.09	$0.76	$1.52	$1.28

Weighted average number of shares outstanding - Basic	48,714,109	50,209,215	48,758,579	50,232,565
Weighted average number of shares outstanding - Diluted	49,153,624	50,791,198	49,128,974	50,791,840

Dividends paid per share	$0.2200	$0.2000	$0.4400	$0.4000

CLARCOR INC. 2016 UNAUDITED SECOND QUARTER RESULTS, continued
CONSOLIDATED CONDENSED BALANCE SHEETS
(Dollars in thousands)

	May 28, 2016	November 28, 2015
ASSETS
Current assets:
Cash and cash equivalents	$117,599	$101,529
Accounts receivable, less allowance for losses of $12,846 and $14,765, respectively	251,177	258,280
Inventories	253,857	274,825
Income taxes receivable	—	3,781
Prepaid expenses and other current assets	18,859	26,380
Total current assets	641,492	664,795

Property, plant and equipment, at cost, less accumulated depreciation of $296,676 and $286,335, respectively	298,712	301,019
Asset held for sale	533	533
Goodwill	511,483	506,265
Acquired intangible assets, less accumulated amortization	323,946	329,155
Deferred income taxes	3,535	3,651
Other noncurrent assets	10,256	13,038
Total assets	$1,789,957	$1,818,456
LIABILITIES
Current liabilities:
Current portion of long-term debt	$12,771	$7,788
Accounts payable	85,930	87,546
Accrued liabilities	87,970	106,410
Income taxes payable	9,098	1,956
Total current liabilities	195,769	203,700

Long-term debt, less current portion	329,795	397,368
Long-term pension and postretirement healthcare benefits liabilities	30,412	31,577
Deferred income taxes	75,443	64,908
Other long-term liabilities	14,452	10,438
Total liabilities	645,871	707,991

SHAREHOLDERS' EQUITY
Capital stock	48,752	49,111
Capital in excess of par value	9,654	—
Accumulated other comprehensive loss	(90,172)	(88,052)
Retained earnings	1,175,169	1,148,510
Total CLARCOR Inc. equity	1,143,403	1,109,569
Noncontrolling interests	683	896
Total shareholders' equity	1,144,086	1,110,465
Total liabilities and shareholders' equity	$1,789,957	$1,818,456

CLARCOR INC. 2016 UNAUDITED SECOND QUARTER RESULTS, continued
CONSOLIDATED CONDENSED CASH FLOWS
(Dollars in thousands)

	Six Months Ended
	May 28, 2016	May 30, 2015
Cash flows from operating activities:
Net earnings	$74,561	$65,310
Depreciation	16,799	15,583
Amortization	12,395	12,523
Other noncash items	221	104
Net loss (gain) on disposition of assets	769	(1,418)
Stock-based compensation expense	4,335	6,994
Excess tax benefit from stock-based compensation	(923)	(995)
Changes in assets and liabilities	47,819	(30,871)
Net cash provided by operating activities	155,976	67,230

Cash flows from investing activities:
Restricted cash	(165)	—
Business acquisitions, net of cash acquired	(19,166)	(20,881)
Additions to plant assets	(12,415)	(37,992)
Proceeds from disposition of plant assets	257	4,792
Investment in affiliates	—	(525)
Net cash used in investing activities	(31,489)	(54,606)

Cash flows from financing activities:
Net (payments) borrowings on revolving credit facility	(60,000)	15,000
Payments on term loan facility	(2,500)	—
Payments on long-term debt	(146)	(8,536)
Sale of capital stock under stock option and employee purchase plans	16,083	5,360
Acquisition of noncontrolling interest	—	(1,239)
Payments for repurchase of common stock	(38,211)	(16,110)
Excess tax benefit from stock-based compensation	923	995
Dividend paid to noncontrolling interests	(172)	(206)
Cash dividends paid	(21,503)	(20,124)
Net cash used in financing activities	(105,526)	(24,860)
Net effect of exchange rate changes on cash	(2,891)	9
Net change in cash and cash equivalents	16,070	(12,227)
Cash and cash equivalents, beginning of period	101,529	94,064
Cash and cash equivalents, end of period	$117,599	$81,837

Cash paid during the period for:
Interest	$3,103	$2,478
Income taxes, net of refunds	$11,921	$26,505

CLARCOR INC. 2016 UNAUDITED SECOND QUARTER RESULTS, continued
QUARTERLY INCOME STATEMENT DATA BY SEGMENT
(Dollars in thousands)

	Three Months Ended		Six Months Ended
	May 28, 2016	May 30, 2015	May 28, 2016	May 30, 2015
Net sales by segment:
Engine/Mobile Filtration	$154,019	$161,290	$288,573	$305,748
Industrial/Environmental Filtration	210,949	218,676	392,667	409,592
Packaging	—	19,833	—	35,582
	$364,968	$399,799	$681,240	$750,922

Operating profit by segment:
Engine/Mobile Filtration	$29,501	$30,564	$48,568	$55,310
Industrial/Environmental Filtration	24,283	26,604	37,175	40,612
Packaging	—	1,775	—	2,214
	$53,784	$58,943	$85,743	$98,136

Operating margin by segment:
Engine/Mobile Filtration	19.2%	18.9%	16.8%	18.1%
Industrial/Environmental Filtration	11.5%	12.2%	9.5%	9.9%
Packaging	—%	8.9%	—%	6.2%
	14.7%	14.7%	12.6%	13.1%

CLARCOR INC. 2016 UNAUDITED SECOND QUARTER RESULTS, continued
Reconciliation of Second Quarter 2016 GAAP Financial Results to Non-GAAP Adjusted Results

In addition to the GAAP results, this earnings release presents information with respect to non-GAAP cost of sales, non-GAAP gross profit, non-GAAP selling and administrative expenses, non-GAAP operating profit, non-GAAP other, net, non-GAAP other income (expense), non-GAAP earnings before income taxes, non-GAAP provision for income taxes, non-GAAP net earnings, non-GAAP basic and diluted earnings per share, non-GAAP gross margin percentage, non-GAAP selling and administrative expenses as a percentage of net sales and non-GAAP operating margin, for the quarter ended May 28, 2016. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measures most directly comparable to these non-GAAP measures are cost of sales, gross profit, selling and administrative expenses, operating profit, other, net, other income (expense), earnings before income taxes, provision for income taxes, net earnings, basic and diluted earnings per share, gross margin percentage, selling and administrative expenses as a percentage of net sales and operating margin, respectively.

The quarter ended May 28, 2016 non-GAAP financial measures provided in this release exclude the patent litigation award received from 3M Company, upfront expenses for cost reduction initiatives including costs associated with the exit of an HVAC filtration facility in the U.S. and severance and other employee termination benefit costs pursuant to reductions in force. Although these financial measures excluding these items in the quarter ended May 28, 2016 are not measures of financial performance under GAAP, the Company believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the Company's historical and prospective operating performance. In addition, the Company believes that removing the impact of these items provides a more comparable measure of the changes in these financial measures for the quarter ended May 28, 2016 compared to the quarter ended May 30, 2015.

These non-GAAP financial measures may have limitations as analytical tools, and management does not intend these measures to be considered in isolation or as a substitute for the related GAAP measures. Following are reconciliations to the most comparable GAAP financial measures of these non-GAAP financial measures.

(Dollars in thousands, except per share data)	Second Quarter 2016 GAAP	Patent Litigation Award	Upfront Expenses for Cost Reduction Initiatives		Second Quarter 2016 Non-GAAP Adjusted

Net sales	$364,968	$—	$—		$364,968
Cost of sales	243,107	—	(1,175)	[1]	241,932
Gross profit	121,861	—	1,175		123,036
Selling and administrative expenses	68,077	—	(206)	[1]	67,871
Operating profit	53,784	—	1,381		55,165
Other income (expense):
Interest expense	(1,869)	—	—		(1,869)
Interest income	130	—	—		130
Other, net	26,934	(27,250)	—		(316)
	25,195	(27,250)	—		(2,055)
Earnings before income taxes	78,979	(27,250)	1,381		53,110
Provision for income taxes	25,608	(9,102)	483		16,989
Net earnings	53,371	(18,148)	898		36,121
Net earnings attributable to
noncontrolling interests, net of tax	(17)	—	—		(17)
Net earnings attributable to
CLARCOR Inc.	$53,354	$(18,148)	$898		$36,104
Net earnings per share attributable to CLARCOR Inc. - Basic	$1.10	$(0.37)	$0.02		$0.74
Net earnings per share attributable to CLARCOR Inc. - Diluted	$1.09	$(0.37)	$0.02		$0.73
Gross margin percentage	33.4%	—%	0.3%		33.7%
Selling and administrative expenses as a percentage of net sales	18.7%	—%	(0.1)%		18.6%
Operating margin	14.7%	—%	0.4%		15.1%

1 - Upfront expenses for cost reduction initiatives incurred in the second quarter of 2016 as noted above.

CLARCOR INC. 2016 UNAUDITED SECOND QUARTER RESULTS, continued
Reconciliation of Second Quarter 2015 GAAP Financial Results to Non-GAAP Adjusted Results

In addition to the GAAP results, this earnings release presents information with respect to non-GAAP net sales, non-GAAP cost of sales, non-GAAP gross profit, non-GAAP selling and administrative expenses, non-GAAP operating profit, non-GAAP earnings before income taxes, non-GAAP provision for income taxes, non-GAAP net earnings, non-GAAP basic and diluted earnings per share, non-GAAP gross margin percentage, non-GAAP selling and administrative expenses as a percentage of net sales and non-GAAP operating margin, for the quarter ended May 30, 2015. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measures most directly comparable to these non-GAAP measures are net sales, cost of sales, gross profit, selling and administrative expenses, operating profit, earnings before income taxes, provision for income taxes, net earnings, basic and diluted earnings per share, gross margin percentage, selling and administrative expenses as a percentage of net sales and operating margin, respectively.

The quarter ended May 30, 2015 non-GAAP financial measures provided in this release exclude the financial results of our J.L. Clark packaging business disposed of during the third quarter of 2015. Although these financial measures excluding the financial results of our J.L. Clark packaging business in the quarter ended May 30, 2015 are not measures of financial performance under GAAP, the Company believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the Company's historical and prospective operating performance. In addition, the Company believes that removing the impact of the financial results of our J.L. Clark packaging business provides a more comparable measure of the changes in these financial measures for the quarter ended May 30, 2015 compared to the quarter ended May 28, 2016.

These non-GAAP financial measures may have limitations as analytical tools, and management does not intend these measures to be considered in isolation or as a substitute for the related GAAP measures. Following are reconciliations to the most comparable GAAP financial measures of these non-GAAP financial measures.

(Dollars in thousands, except per share data)	Second Quarter 2015 GAAP	J.L. Clark Disposition		Second Quarter 2015 Non-GAAP Adjusted

Net sales	$399,799	$(19,833)	[1]	$379,966
Cost of sales	266,189	(15,944)	[1]	250,245
Gross profit	133,610	(3,889)		129,721
Selling and administrative expenses	74,667	(2,114)	[1]	72,553
Operating profit	58,943	(1,775)		57,168
Other income (expense):
Interest expense	(1,556)	—		(1,556)
Interest income	90	—		90
Other, net	(422)	—		(422)
	(1,888)	—		(1,888)
Earnings before income taxes	57,055	(1,775)		55,280
Provision for income taxes	18,482	(616)		17,866
Net earnings	38,573	(1,159)		37,414
Net earnings attributable to
noncontrolling interests, net of tax	(76)	—		(76)
Net earnings attributable to
CLARCOR Inc.	$38,497	$(1,159)		$37,338
Net earnings per share attributable to CLARCOR Inc. - Basic	$0.77	$(0.02)		$0.75
Net earnings per share attributable to CLARCOR Inc. - Diluted	$0.76	$(0.02)		$0.74
Gross margin percentage	33.4%	0.7%		34.1%
Selling and administrative expenses as a percentage of net sales	18.7%	0.4%		19.1%
Operating margin	14.7%	0.3%		15.0%

1 - Second quarter 2015 J.L. Clark results.

CLARCOR INC. 2016 UNAUDITED SECOND QUARTER RESULTS, continued
Reconciliation of First Six Months 2016 GAAP Financial Results to Non-GAAP Adjusted Results

In addition to the GAAP results, this earnings release presents information with respect to non-GAAP cost of sales, non-GAAP gross profit, non-GAAP selling and administrative expenses, non-GAAP operating profit, non-GAAP other, net, non-GAAP other income (expense), non-GAAP earnings before income taxes, non-GAAP provision for income taxes, non-GAAP net earnings, non-GAAP basic and diluted earnings per share, non-GAAP gross margin percentage, non-GAAP selling and administrative expenses as a percentage of net sales and non-GAAP operating margin, for the first six months ended May 28, 2016. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measures most directly comparable to these non-GAAP measures are cost of sales, gross profit, selling and administrative expenses, operating profit, other, net, other income (expense), earnings before income taxes, provision for income taxes, net earnings, basic and diluted earnings per share, gross margin percentage, selling and administrative expenses as a percentage of net sales and operating margin, respectively.

The first six months ended May 28, 2016 non-GAAP financial measures provided in this release exclude the patent litigation award received from 3M Company, upfront expenses for cost reduction initiatives including lease termination payments related to our exit of a natural gas filtration vessel manufacturing facility in Australia, costs associated with the exit of an HVAC filtration facility in the U.S., and severance and other employee termination benefit costs pursuant to reductions in force. Although these financial measures excluding these items in the first six months ended May 28, 2016 are not measures of financial performance under GAAP, the Company believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the Company's historical and prospective operating performance. In addition, the Company believes that removing the impact of these items provides a more comparable measure of the changes in these financial measures for the first six months ended May 28, 2016 compared to the first six months ended May 30, 2015.

These non-GAAP financial measures may have limitations as analytical tools, and management does not intend these measures to be considered in isolation or as a substitute for the related GAAP measures. Following are reconciliations to the most comparable GAAP financial measures of these non-GAAP financial measures.

(Dollars in thousands, except per share data)	First Six Months 2016 GAAP	Patent Litigation Award	Upfront Expenses for Cost Reduction Initiatives		First Six Months 2016 Non-GAAP Adjusted

Net sales	$681,240	$—	$—		$681,240
Cost of sales	458,478	—	(1,901)	[1]	456,577
Gross profit	222,762	—	1,901		224,663
Selling and administrative expenses	137,019	—	(240)	[1]	136,779
Operating profit	85,743	—	2,141		87,884
Other income (expense):
Interest expense	(3,981)	—	—		(3,981)
Interest income	259	—	—		259
Other, net	27,448	(27,250)	—		198
	23,726	(27,250)	—		(3,524)
Earnings before income taxes	109,469	(27,250)	2,141		84,360
Provision for income taxes	34,908	(9,102)	749		26,555
Net earnings	74,561	(18,148)	1,392		57,805
Net earnings attributable to
noncontrolling interests, net of tax	(44)	—	—		(44)
Net earnings attributable to
CLARCOR Inc.	$74,517	$(18,148)	$1,392		$57,761
Net earnings per share attributable to CLARCOR Inc. - Basic	$1.53	$(0.37)	$0.03		$1.19
Net earnings per share attributable to CLARCOR Inc. - Diluted	$1.52	$(0.37)	$0.03		$1.18
Gross margin percentage	32.7%	0.0%	0.3%		33.0%
Selling and administrative expenses as a percentage of net sales	20.1%	0.0%	(0.0)%		20.1%
Operating margin	12.6%	0.0%	0.3%		12.9%

1 - Upfront expenses for cost reduction initiatives incurred in the first six months of 2016 as noted above.

CLARCOR INC. 2016 UNAUDITED SECOND QUARTER RESULTS, continued
Reconciliation of First Six Months 2015 GAAP Financial Results to Non-GAAP Adjusted Results

In addition to the GAAP results, this earnings release presents information with respect to non-GAAP net sales, non-GAAP cost of sales, non-GAAP gross profit, non-GAAP selling and administrative expenses, non-GAAP operating profit, non-GAAP earnings before income taxes, non-GAAP provision for income taxes, non-GAAP net earnings, non-GAAP basic and diluted earnings per share, non-GAAP gross margin percentage, non-GAAP selling and administrative expenses as a percentage of net sales and non-GAAP operating margin, for the first six months ended May 30, 2015. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measures most directly comparable to these non-GAAP measures are net sales, cost of sales, gross profit, selling and administrative expenses, operating profit, earnings before income taxes, provision for income taxes, net earnings, basic and diluted earnings per share, gross margin percentage, selling and administrative expenses as a percentage of net sales and operating margin, respectively.

The first six months ended May 30, 2015 non-GAAP financial measures provided in this release exclude the financial results of our J.L. Clark packaging business disposed of during the third quarter of 2015. Although these financial measures excluding the financial results of our J.L. Clark packaging business in the first six months ended May 30, 2015 are not measures of financial performance under GAAP, the Company believes that providing these non-GAAP financial measures better enables investors to understand and evaluate the Company's historical and prospective operating performance. In addition, the Company believes that removing the impact of the financial results of our J.L. Clark packaging business provides a more comparable measure of the changes in these financial measures for the first six months ended May 30, 2015 compared to the first six months ended May 28, 2016.

These non-GAAP financial measures may have limitations as analytical tools, and management does not intend these measures to be considered in isolation or as a substitute for the related GAAP measures. Following are reconciliations to the most comparable GAAP financial measures of these non-GAAP financial measures.

(Dollars in thousands, except per share data)	First Six Months 2015 GAAP	J.L. Clark Disposition		First Six Months 2015 Non-GAAP Adjusted

Net sales	$750,922	$(35,582)	[1]	$715,340
Cost of sales	504,337	(29,366)	[1]	474,971
Gross profit	246,585	(6,216)		240,369
Selling and administrative expenses	148,449	(4,002)	[1]	144,447
Operating profit	98,136	(2,214)		95,922
Other income (expense):
Interest expense	(2,627)	—		(2,627)
Interest income	231	—		231
Other, net	(538)	—		(538)
	(2,934)	—		(2,934)
Earnings before income taxes	95,202	(2,214)		92,988
Provision for income taxes	29,892	(768)		29,124
Net earnings	65,310	(1,446)		63,864
Net earnings attributable to
noncontrolling interests, net of tax	(104)	—		(104)
Net earnings attributable to
CLARCOR Inc.	$65,206	$(1,446)		$63,760
Net earnings per share attributable to CLARCOR Inc. - Basic	$1.30	$(0.03)		$1.27
Net earnings per share attributable to CLARCOR Inc. - Diluted	$1.28	$(0.03)		$1.25
Gross margin percentage	32.8%	0.8%		33.6%
Selling and administrative expenses as a percentage of net sales	19.8%	0.4%		20.2%
Operating margin	13.1%	0.3%		13.4%

1 - First six months 2015 J.L. Clark results.